Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of August 5, 2023 (the “Agreement Date”), by and among Tabula Rasa HealthCare, Inc., a Delaware corporation (“Company”), Locke Buyer, LLC, a Delaware limited liability company (“Parent”), and the Persons listed on Schedule A and the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Each of Parent, the Company and the Stockholders are sometimes referred to as a “Party” and collective as the “Parties”.

RECITALS

A.         Concurrently with the execution and delivery of this Agreement, Parent, Locke Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”).

B.         As of the Agreement Date, certain Stockholders are the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, $0.0001 par value per share, of the Company (the “Company Common Stock” and together with all other Equity Securities of the Company, the “Company Securities”), such shares of Company Common Stock being all of the Company Securities owned of record or beneficially by such Stockholder as of the Agreement Date (with respect to such Stockholder, the “Owned Shares”, and the Owned Shares together with any additional shares of Company Common Stock or other Company Securities that such Stockholder may acquire record and/or beneficial ownership of after the Agreement Date (including, for the avoidance of doubt, as a result of the settlement or exercise of any 2026 Convertible Notes), such Stockholder’s “Covered Shares”) set forth next to such Stockholder’s name on Schedule A hereto.

C.        Concurrently with the execution of the Merger Agreement, and as a condition and inducement to Parent and Merger Sub’s willingness to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.         Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1.          “Equity Securities” means any common or preferred stock, membership interest, capital stock, other equity interest, other ownership interest or voting interest or any securities or other interests convertible into or exchangeable or exercisable for capital stock, other equity interests, or other ownership interests, or any other rights, warrants or options to acquire any of the foregoing securities or interests of or in any Person.

1.2.          “Expiration Time” shall mean the earliest to occur of (a) such date and time as the Merger Agreement shall be terminated pursuant to Article VII thereof, (b) any amendment of any term or provision of the Merger Agreement after the Agreement Date that (I) reduces the Merger Consideration, (II) modifies the form of consideration payable to the Stockholders, (III) imposes any additional material restrictions on or additional conditions on the payment of the Merger Consideration to the Stockholders, (IV) imposes any additional material restrictions or obligations on the Stockholders or (V) could materially delay the consummation of the Merger, in each case, without such Stockholder’s prior written consent, (c) the Effective Time, (d) an Adverse Recommendation Change, and (e) the termination of this Agreement by the mutual written consent of Parent, the Company and the Stockholders.

1.3.          “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, short-sale, hedging transaction, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise, including by way of any derivative transaction), of any Covered Shares or any voting power of or any interest (including economic interest) in any Covered Shares (in each case other than this Agreement) or any part thereof, (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement) with respect to such Covered Shares, or (c) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) or (b); provided, that notwithstanding anything set forth herein to the contrary, the fact that any Covered Shares are held in a margin account or pledged pursuant to the terms thereof shall not be deemed a breach or violation of any representation, warranty or covenant contained herein.

2.          Agreement to Not Transfer the Covered Shares.

2.1.        No Transfer of Covered Shares. Until the Expiration Time, each Stockholder agrees not to Transfer, or cause or permit the Transfer, of any of such Stockholder’s Covered Shares, other than with the prior written consent of Parent or in accordance with, and subject to, Section 2.2. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever. Notwithstanding anything set forth herein to the contrary, the Parties agree that the restrictions on Transfer as set forth herein shall not apply to the 2026 Convertible Notes.

2.2.        Permitted Transfers. Notwithstanding anything herein to the contrary, any Stockholder may Transfer any such Covered Shares to (a) any Affiliate of such Stockholder or (b) to any family member (including a trust for such family member’s benefit) of such Stockholder, in each case, if and so long as, prior to and as a condition to effectuating any such Transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the Parties a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent. During the term of this Agreement, prior to the Expiration Time, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shares or any certificate or uncertificated interest representing any of such Stockholder’s Covered Shares, except as permitted by, and in accordance with, this Section 2.2.

3.           Agreement to Vote the Covered Shares.

3.1.       Voting Agreement. Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (including any adjournment or postponement thereof) (including the Company Stockholders’ Meeting), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, each Stockholder shall, prior to any such meeting vote (including via proxy) all of such Stockholder’s Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Covered Shares) (a) in favor of approval of the Merger Agreement and the transactions contemplated by the Merger Agreement (including the Merger); and (b) against (i) any action, proposal, transaction or agreement that is intended to or would reasonably be expected to result in (1) any breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or (2) any of the conditions set forth in Section 6.01 or Section 6.02 of the Merger Agreement not being satisfied and (ii) any Takeover Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to prevent, impede, interfere with, delay, or otherwise adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement (clauses (a) and (b), the “Covered Proposals”). Nothing contained in this Agreement shall require any Stockholder (or shall entitle any proxy of any Stockholder) to convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying shares of Company Common Stock.  For the avoidance of doubt, the Stockholder shall retain at all times the right to vote the Stockholder’s Covered Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those expressly set forth in this Section 3.1 that are at any time or from time to time presented for consideration to the stockholders of the Company generally.

3.2.       Quorum. Until the Expiration Time, at every meeting of the Company’s stockholders (including any adjournment or postponement thereof), each Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3.        Return of Proxy or Written Consent. Each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within ten Business Days of receipt, any proxy card, written consent or voting instructions it receives that is sent to stockholders of the Company soliciting proxies or written consents with respect to any matter described in Section 3.1, which shall be voted in the manner described in Section 3.1.  At Parent’s reasonable request, each Stockholder shall provide reasonable evidence of such execution and delivery of such proxy card, written consent or voting instructions.

4.          Waiver of Appraisal Rights. Each Stockholder hereby irrevocably waives any and all dissenter’s and appraisal rights under the applicable provisions of Section 262 of the DGCL or otherwise with respect to all of such Stockholder’s Covered Shares owned (beneficially or of record) by such Stockholder with respect to the Merger and the other transactions contemplated by the Merger Agreement. Each Stockholder agrees, and agrees to cause its Affiliates, not to commence or participate in any class action or other Action with respect to, any claim, whether derivative or otherwise, against Parent, Merger Sub, the Company, any of their respective Affiliates and each of their respective directors, officers, employees, partners, members, managers, agents, advisors, controlling persons, representatives, successors and assigns (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby or (b) alleging a breach of any fiduciary duty of, or other claim against, the Company or the Board of Directors of the Company (or any committee thereof) in connection with the evaluation, negotiation or entry into this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby (it being understood and agreed that nothing in this Section 4 shall restrict or prohibit such Stockholder from participating as a defendant or asserting counterclaims (other than claims prohibited by this Agreement) or defenses, in any Action brought or claims asserted against it or any of its Affiliates relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, or from enforcing its rights under this Agreement).

5.           [Intentionally Deleted].

6.          No-Solicitation; Announcements; Proxy Statement. From the date hereof until the Expiration Time, each Stockholder shall not, and shall cause each of its Affiliates and each of its respective Representatives not to, take any action that such Stockholder would be prohibited from taking pursuant to Section 5.02, Section 5.04 or Section 5.13 of the Merger Agreement if such Stockholder were the Company, except to the extent expressly permitted under Section 8 of this Agreement or otherwise required by applicable Law.  Notwithstanding anything to the contrary herein, this Agreement shall not restrict the ability of such Stockholder, solely to the extent the Company’s Board of Directors has made the determinations set forth in Section 5.02 of the Merger Agreement, to discuss and confirm to the Company the willingness of such Stockholder to support and sign a voting and support agreement in the event of any termination of the Merger Agreement pursuant to its terms or any Adverse Recommendation Change.

7.           New Shares. From the date hereof until the Expiration Time, each Stockholder agrees that any shares of Company Common Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Company Common Stock that such Stockholder acquires pursuant to the exercise or settlement of any 2026 Convertible Notes or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the Agreement Date and prior to the Expiration Time, shall automatically become, and shall be deemed to be, Covered Shares and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if they comprised Covered Shares on the date hereof.

8.           Fiduciary Duties; Legal Obligations. Each Stockholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of such Stockholder’s Covered Shares. Subject to compliance with the terms of the Merger Agreement, nothing in this Agreement shall in any way prevent, limit or affect any actions taken by any such Stockholder or its representatives in their capacity as a director or officer of the Company or any of its Affiliates from complying with his or her fiduciary duties or other legal obligations under Law while acting in such capacity as a director or officer of the Company or any of its Affiliates.

9.           [Intentionally Deleted].

10.         Representations and Warranties of the Stockholder. Each Stockholder hereby represents and warrants to Parent that:

10.1.      Due Authority. The Stockholder has the full power, authority and capacity to make, enter into and carry out the terms of this Agreement. The Stockholder is duly organized, validly existing and in good standing in accordance with the Law of its jurisdiction of formation, as applicable, and the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against such Stockholder in accordance with its terms, (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally and general principles of equity).

10.2.      Ownership of the Covered Shares. (a) The Stockholder is, as of the Agreement Date and, with respect to any Covered Shares acquired after the Agreement Date, will be as of the date of such acquisition, the beneficial or record owner of such Stockholder’s Owned Shares, free and clear of any and all Liens, other than those (i) created or permitted by this Agreement, (ii) arising under applicable securities laws or (iii) as disclosed on Schedule A hereto, and (b) the Stockholder has sole voting power over all of such Owned Shares and Covered Shares, respectively, beneficially owned by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares. As of the Agreement Date, the Stockholder does not own, beneficially or of record, any shares of Company Common Stock or other Equity Securities of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Common Stock (including pursuant to any 2026 Convertible Notes) or other Equity Securities of the Company) other than the Owned Shares held by such Stockholder. Neither the Stockholder or any of its Affiliates has entered into (i) any voting agreement, voting trust or other similar agreement with respect to such Stockholder’s Covered Shares, (ii) a proxy or power of attorney with respect to such Stockholder’s Covered Shares which is inconsistent with the obligations of such Stockholder pursuant to this Agreement or (iii) any Contract or agreement that would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

10.3.      No Conflict; Consents.

a.          The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (i) conflict with or violate any Law, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.

b.          No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.

10.4.      Absence of Litigation. As of the Agreement Date, there is no Action pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that would reasonably be expected to prevent, delay or materially impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

11.          Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder and the Company that:

11.1.      Due Authority. Parent has the full power, authority and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the Law of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally and general principles of equity).

11.2.      No Conflict; Consents.

a.          The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (i) conflict with or violate any Law, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Parent is a party or by which Parent is subject.

b.          No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

11.3.      Absence of Litigation. As of the Agreement Date, there is no Action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, delay or materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

11.4.      No Other Representations.  Parent acknowledges and agrees that other than the representations expressly set forth in this Agreement, no Stockholder has made, or is making, any representations or warranties to Parent with respect to the Company, such Stockholder’s ownership of Company Common Stock, the Merger Agreement or any other matter.  Parent hereby specifically disclaims reliance upon any other representations or warranties of such Stockholder (other than the representations expressly set forth in this Agreement).

12.          Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and each Stockholder that:

12.1.     Due Authority. The Company has the full power, authority and capacity to make, enter into and carry out the terms of this Agreement. The Company is duly organized, validly existing and in good standing in accordance with the Law of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of the Company’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally and general principles of equity).

12.2.      No Conflict; Consents.

a.          The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement and the compliance by the Company with the provisions hereof do not and will not: (i) conflict with or violate any Law, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which the Company is a party or by which the Company is subject. The Company has taken all necessary action to render the provisions of Section 203 of the DGCL inapplicable to this Agreement and the transactions contemplated hereby.

b.          No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby.

12.3.      Absence of Litigation. As of the Agreement Date, there is no Action pending against, or, to the knowledge of the Company, threatened against or affecting the Company that would reasonably be expected to prevent, delay or materially impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

13.          Miscellaneous.

13.1.     Other Agreements. Each Stockholder further agrees that, from and after the date hereof until the Expiration Time, such Stockholder shall not, and shall cause each of its Affiliates and each of its respective Representatives not to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (b) initiate a stockholders’ vote with respect to a Takeover Proposal, (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to a Takeover Proposal, (d) tender any Covered Shares into any tender or exchange offer or commence a tender or exchange offer for the Covered Shares, or (e) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any material assets of the Company or any of its Subsidiaries.

13.2.     No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder and Parent shall have no authority to direct such Stockholder in the voting or disposition of any of the Covered Company Shares, except as otherwise provided herein.

13.3.     Certain Adjustments. In the event of any change in the Company Common Stock by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

13.4.       Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.

13.5.       Expenses. All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring or required to incur such cost or expense.

13.6.       Notices. All notices, requests and other communications to any Party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (solely if (a) such notice specifically states that it is being delivered pursuant to this Section 13.6 and (b) either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 13.6 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email (to the extent no “bounce back” or similar message indicating non-delivery is received with respect thereto and excluding “out of office” replies) or any other method described in this Section 13.6) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses:

If to Parent or Merger Sub, to it at:

Locke Buyer, LLC
c/o CPRx Holdings, LLC
50 Kennedy Plaza, 12th Floor
Providence, RI 02903
Attention: Christopher Corey; Joe Anderson
Email: ccorey@nautic.com; janderson@nautic.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
200 Clarendon Street
Boston, MA 02116
Attention: Michael J. Sartor, P.C.; Armand A. Della Monica, P.C.
Email: michael.sartor@kirkland.com; armand.dellamonica@kirkland.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: David B. Feirstein, P.C.; Patrick Salvo
Email: david.feirstein@kirkland.com; patrick.salvo@kirkland.com

If to the Company, to it at:

Tabula Rasa HealthCare, Inc.
228 Strawbridge Drive, Suite 100
Moorestown, NJ 08057
Attention: Brian W. Adams; Richard W. Rew
Email: badams@trhc.com; rrew@trhc.com

with copies (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention: Robert I. Townsend III, Esq.; Andrew C. Elken, Esq.
Email: rtownsend@cravath.com; aelken@cravath.com

If to the Stockholders, to it at:

Indaba Capital Management, L.P.
One Letterman Drive
Building D, Suite DM 700
San Francisco, CA 94129
Attention:        Derek Schrier
Email:              derek@indabacapital.com

with copies (which shall not constitute notice) to:

Olshan Frome Wolosky LLP
1325 6th Avenue
New York, NY 10019
Attention:        Elizabeth Gonzalez-Sussman
Email:              egonzalez@olshanlaw.com

13.7.       Governing Law; Jurisdiction.

a.          This Agreement and all disputes, controversies or other Actions arising out of or relating to this Agreement or the transactions contemplated hereby including matters of validity, construction, effect, performance and remedies, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

b.          All Actions arising out of or relating to this Agreement or the transactions contemplated hereby shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware). The parties hereto hereby irrevocably (i) submit to the exclusive jurisdiction and venue of such courts in any such Action, (ii) waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action, (iii) agree to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any such court and (iv) agree to not bring any Action arising out of or relating to this Agreement or the Transactions in any court other than the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware), except for Actions brought to enforce the judgment of any such court. The consents to jurisdiction and venue set forth in this Section 13.7(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 13.6 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

13.8.      Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 13.8.

13.9.     Documentation and Information. Each Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of such Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.  Parent and the Company hereby consents to the publication and disclosure by each Stockholder of the terms of this Agreement as required by applicable Law.

13.10.    Further Assurances. Each Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

13.11.    Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

13.12.    Specific Enforcement. The Parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, including if the Parties hereto fail to take any action required of them hereunder. irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly (i) the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof this being in addition to any other remedy to which they are entitled at law or in equity, (ii) the Parties hereby irrevocably waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any specific performance or injunctive relief, (iii) the Parties will waive, in any Action for specific performance pursuant to this Section 13.12, the defense of adequacy of a remedy at law and (v) the right of specific enforcement pursuant to this Section 13.12 is an integral part of the transactions contemplated by this Agreement and without such rights the Parties would not have entered into this Agreement.

13.13.    Entire Agreement. This Agreement, including the schedules and exhibits hereto, constitutes the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof, and this Agreement is not intended to grant standing to any Person other than the Parties hereto. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

13.14.    Interpretation. When a reference is made in this Agreement to Sections and Schedules, such reference shall be to Sections and Schedules of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “or”, “any” and “either” shall not be deemed to be exclusive. The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, in each case as amended, modified or supplemented, including by succession of comparable successor statutes and also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

13.15.    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties; provided, that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time. Any purported assignment without such consent shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

13.16.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated by this Agreement and the Merger Agreement is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement and the Merger Agreement be consummated as originally contemplated to the fullest extent possible.

13.17.   Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

13.18.    Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 13.18 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time.

13.19.    Termination. This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 13 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for that Party’s breach of any of the terms of this Agreement prior to any such termination in accordance with Section 13.12.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Brian W. Adams
	Name:	Brian W. Adams
	Title:	President and Chief Executive Officer

LOCKE BUYER, LLC

By:	/s/ Joseph Anderson
	Name:	Joseph Anderson
	Title:	Vice President and Treasurer

[Signature Page to Voting and Support Agreement]

INDABA CAPITAL MANAGEMENT, L.P.

By:	IC GP, LLC, its general partner

By:	/s/ Derek C. Schrier
	Name:	Derek C. Schrier
	Title:	Managing Member

IC GP, LLC

By:	/s/ Derek C. Schrier
	Name:	Derek C. Schrier
	Title:	Managing Member

/s/ Derek C. Schrier
DEREK C. SCHRIER

[Signature Page to Voting and Support Agreement]

Schedule A

Name	Address	Owned Shares*
INDABA CAPITAL FUND, L.P.	MAPLES CORPORATE SERVICES 121 SOUTH CHURCH STREET GRAND CAYMAN, E9 KY1-1104
Indaba Capital Fund, L.P. directly holds 6,521,578 shares of common stock and 78,388 shares of restricted common stock.

Indaba Capital Fund, L.P. directly holds $89,728,000 principal amount of the Issuer’s 1.75% Convertible Senior Subordinated Notes due February 15, 2026.

INDABA CAPITAL MANAGEMENT, L.P.	ONE LETTERMAN DRIVE BUILDING D, SUITE DM700 SAN FRANCISCO, CALIFORNIA 94129
Indaba Capital Management, L.P., as the investment manager of Indaba Capital Fund, L.P., beneficially owns 6,521,578 shares of common stock and 78,388 shares of restricted common stock held by Indaba Capital Fund, L.P. and $89,728,000 principal amount of the Issuer’s 1.75% Convertible Senior Subordinated Notes due February 15, 2026 held by Indaba Capital Fund, L.P.

IC GP, LLC	ONE LETTERMAN DRIVE BUILDING D, SUITE DM700 SAN FRANCISCO, CALIFORNIA 94129
IC GP, LLC, as the general partner of Indaba Capital Management, L.P., beneficially owns 6,521,578 shares of common stock and 78,388 shares of restricted common stock held by Indaba Capital Fund, L.P. and $89,728,000 principal amount of the Issuer’s 1.75% Convertible Senior Subordinated Notes due February 15, 2026 held by Indaba Capital Fund, L.P.

DEREK SCHRIER	C/O INDABA CAPITAL MANAGEMENT, L.P. ONE LETTERMAN DRIVE BUILDING D, SUITE DM700 SAN FRANCISCO, CALIFORNIA 94129
Mr. Schrier, as the Managing Member of IC GP, LLC, beneficially owns 6,521,578 shares of common stock and 78,388 shares of restricted common stock held by Indaba Capital Fund, L.P. and $89,728,000 principal amount of the Issuer’s 1.75% Convertible Senior Subordinated Notes due February 15, 2026 held by Indaba Capital Fund, L.P.

*If any additional Company Securities are owned by any of the Stockholders as of the Agreement Date, such shares shall be automatically deemed to be “Covered Shares” notwithstanding the contents of this Schedule A.